FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
Tel. (281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES FISCAL SECOND QUARTER FINANCIAL RESULTS

Houston, TX – November 16, 2009 -- US Dataworks, Inc. (AMEX: UDW), a leading developer of payment processing solutions, announced today financial results for its fiscal 2010 second quarter and six months results ended September 30, 2009.

Revenues for the second quarter ended September 30, 2009 were $2,087,189 compared with revenues of $2,030,737 for the same period a year ago.  The company reported a gain from operations for the second quarter of $129,813 compared to $162,703 for the second quarter ended September 30, 2008.  Net loss for the second quarter was $154,750 or $0.00 per share, compared to a net loss of $1,841,695 or $0.06 per share, for the corresponding period in the prior year.

Revenues for the six months ended September 30, 2009 were $4,095,650 compared with revenues of $4,099,786 for the same period a year ago.  Gain from operations for the six months ended September 30, 2009 was $371,379 compared to $269,850 for the six months ended September 30, 2008.  Net loss for the six months ended September 30, 2009 was $178,663 or $0.01 per share, compared to a net loss of $1,951,176 or $0.06 per share, for the corresponding period in the prior year.

Charles E. Ramey, Chairman and CEO of US Dataworks said, “The second quarter financial results signals how our Company is performing during these difficult economic times. Revenues increased slightly, by 3%, due to our professional services contract with a United States government entity, which enabled us to report positive cash flow on a non-GAAP basis (adjusted EBITDA). It is relationships like this one that has enabled us to build a solid foundation and remain fiscally sound. The challenges that we see in the near term are coming directly from the slowdown in the economy, which has taken a slight toll on our transactional revenues. While we await the expected economic recovery, our Company is currently well-positioned to convert our sales pipeline into revenue when these potential customers are ready to transition to electronic solutions from traditional means.”
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A conference call is scheduled for today, at 11:00 AM ET.  Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261, 5-10 minutes prior to 11:00 AM ET.  The conference call will also be available on replay starting at 2:00 p.m. ET on November 16, 2009, and ending on November 23, 2009.  For the replay, please dial (877) 660-6853 (replay account # 269, replay conference #337135).  The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference #337135).

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About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the financial services market, federal, state and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing payments.  Additional information about US Dataworks is available at www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing and our new solutions’ ability to provide a higher return on investment for our clients.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to avoid being delisted from the NYSE Alternext US (formerly the American Stock Exchange), our ability to repay, refinance or extend the maturity date of our debt, and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on Form 10-K for the year ended March 31, 2009 and its quarterly report on Form 10-Q for the quarter ended September 30, 2009.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.
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US DATAWORKS, INC.
QUARTERLY INCOME STATEMENT DATA
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues
Software licensing revenues	-	-	-	30,000
Software transactional revenues, net	518,725	522,755	1,039,968	1,060,504
Software maintenance revenues	208,488	219,608	420,859	448,482
Software service revenues	1,359,976	1,288,374	2,634,823	2,560,800
ATM Equipment revenues	-	-	-	-
	2,087,189	2,030,737	4,095,650	4,099,786
Discounts on Sales		-		-
Net Revenue	2,087,189	2,030,737	4,095,650	4,099,786

Cost of sales	670,318	651,401	1,346,689	1,397,580
Gross profit	1,416,871	1,379,336	2,748,961	2,702,206

Operating Expenses
Research and development	217,254	256,152	430,191	517,643
Sales and marketing	237,290	116,859	499,590	311,556
General and administrative	793,496	795,441	1,365,137	1,506,924
Depreciation and amortization	39,018	48,182	82,664	96,233
Goodwill Impairment	-	-	-	-
	1,287,058	1,216,634	2,377,582	2,432,356

Gain from operations	129,813	162,703	371,379	269,850

Other income (expense)
Financing costs	(94,979)	(299,692)	(118,248)	(329,692)
Interest expense	(55,518)	(2,219,703)	(165,119)	(2,493,419)
Interest expense - related parties	(134,066)	(67,922)	(266,675)	(78,829)
Gain/Loss on Derivatives	-	580,201	-	621,281
Other income (expense)	-	2,719	-	59,633
	(284,563)	(2,004,397)	(550,042)	(2,221,026)

(Loss) before provision for income taxes	(154,750)	(1,841,695)	(178,663)	(1,951,176)

Provision for income taxes
Net (Loss)	(154,750)	(1,841,695)	(178,663)	(1,951,176)

Basic and diluted gain/(loss) per share	(0.00)	(0.06)	$(0.01)	(0.06)

Basic and diluted weighted -average (adjusted for
reverse stock split 1:5)shares outstanding	32,849,330	32,349,012	32,815,014	32,243,927

US DATAWORKS, INC.
Quarterly Balance Sheet Data
For the quarter ended September 30, 2009
(UNAUDITED)

ASSETS	September
2009
Current assets
Cash and cash equivalents	151,827
Accounts receivable, trade	971,391
Prepaid expenses and other current assets	377,494

Total current assets	1,500,712

Property and equipment, net	223,119
Goodwill, net	4,020,698
Other assets	32,111

Total assets	5,776,640

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
Accounts payable	183,376
Accrued expenses	181,794
Accrued Interest - related Parties	23,656
Deferred revenue, current	285,721
Note payable, current	35,279
Note Payable - Related Party- CRJN, net unamortized discount of $277,094	3,815,301

Total current liabilities	4,525,127

Total liabilities	4,525,127

Shareholders' equity
Convertible series B preferred stock, 0001 par	11
Common Stock. 0001 par	3,285
Additional paid in capital	65,502,419
Unissued Common Stock	9
Accumulated deficit	(64,254,211)

Total shareholders' equity	1,251,513
Total liabilities and shareholders' equity	5,776,640

US DATAWORKS, INC.
INCOME STATEMENT DATA
Non GAAP Reconciliations
For the quarters ended September 30, 2009 and 2008

	2009	2008
Reconciliation of Adjusted EBITDA (See Note 1)
Net Income	$(154,750)	$(1,841,694)
Depreciation and Amortization (incl. loss on disposal of assets)	39,018	48,182
Stock Based compensation expense	77,176	68,966
Other (income) expense	284,563	2,004,397
Adjusted EBITDA (See Note 1)	246,007	279,851

Reconciliation of EBITDA margin
Revenue	$2,087,189	$2,030,737
Adjusted EBITDA	246,007	279,851
Margin %	12%	14%

Notes:
1
Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.  Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities.  Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals.  In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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